CONSENT OF McGLADREY & PULLEN, LLP



         We hereby consent to the inclusion in this Registration Statement on Form S-4 (No. 333-91711) of Virginia Commonwealth Financial Corporation of our report, dated February 2, 1999, relating to the consolidated statement of financial condition of Caroline Savings Bank and Subsidiary as of December 31, 1998, and the related consolidated statements of income, stockholders' equity and cash flows for the year then ended.

         We also consent to the reference to our Firm under the heading "experts" in the Registration Statement.


                                       /s/ McGLADREY & PULLEN, LLP
                                       ---------------------------


Richmond, Virginia
November 24, 1999